Exhibit 4.1

EXECUTION VERSION

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

INHIBITOR THERAPEUTICS, INC.

Warrant for the Purchase of up to 7,000,000 Shares of Common Stock, par value $0.0001 per share

ISSUANCE DATE:

EXPIRATION DATE:

Up To 7,000,000 Shares of Common Stock @$0.35 per share

This Warrant certifies that, for value received,                                          with an address of                                     (including any transferee, the “Holder”), during the period commencing on the Issuance Date and terminating on the Expiration Date (the “Exercise Period”), is entitled to subscribe for and purchase from INHIBITOR THERAPEUTICS, INC., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, up to an aggregate of 7,000,000 shares of the Company Common Stock, par value $0.0001 per share (“Common Stock”), at a price (the “Exercise Price”) equal to $0.35 per share.

As used herein the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

The number of shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.

EXERCISE:

1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares by the Holder’s delivery of an “Election to Exercise,” in the form attached hereto, duly executed) to the Company at its office at 3014 West Palmira Ave., Suite 302, Tampa, FL 33629 or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. To the extent any portion of this Warrant is not exercised prior to 5:00 p.m. on the Expiration Date, New York time, this Warrant shall become null and void and all rights thereunder shall cease as of such time. Upon the full exercise of this Warrant, the Holder shall surrender this Warrant to the Company. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2. The Holder shall be deemed to be the holder of record of the Warrant Shares as soon as the Company receives an applicable “Election to Exercise” and the aggregate Exercise Price for the Warrant Shares in accordance with Section I (each an “Exercise Date”); provided, however, that if the Exercise Date is a date upon which the transfer books of the Company are closed, the Holder shall be deemed to be the record holder on the next succeeding business day on which such books are open. As soon as practicable after each such exercise of this Warrant, the Company shall issue and cause to be delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.

3. (a) Any Warrants issued upon the transfer of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of the transfer of this Warrant, the Company shall cause to be delivered a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder.

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(b) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any Securities (as defined in the Securities Act), nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for the Securities issued upon exercise of this Warrant, unless at the time of exercise such Securities are acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4. Any certificate for any Securities issued at any time in exchange or substitution for any certificate for any Securities bearing such legend (except a new certificate for any Securities issued after the acquisition of such Securities pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 4 shall be binding upon all subsequent holders of certificates for Securities bearing the above legend and all subsequent holders of this Warrant, if any.

5. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of providing for the exercise of the rights to purchase Warrant Shares granted pursuant to the outstanding Warrants, such number of shares of Common Stock as shall, from time to time, be required therefore. The Company covenants that the Warrant Shares, upon Holder’s properly executed Election to Exercise and upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

(a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, the Company shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement.

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(b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger.

(c) The above provisions of this Section 5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

6. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of this Warrant to a person other than, or the issuance and delivery of any certificate in a name other than that of the registered Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated) , including an affidavit of the Holder thereof that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

9. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles governing conflicts of law. The Company irrevocably consents to the jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered · pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.

10. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 3014 W. Palmira Avenue, Suite 302, Tampa, FL 33629-7264, Attention: CEO, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.

11. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated as of

INHIBITOR THERAPEUTICS, INC.

By:
Francis E. O’Donnell Jr., CEO

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EXECUTION VERSION

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, __________________________________________hereby sells, assigns, and transfers unto ________________________________a Warrant to purchase ___________________shares of Common Stock, par value $0.0001 per share, of INHIBITOR THERAPEUTICS, INC. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________________attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ____________________________________________

Signature _____________________________________________________________________________

Signature Guarantee                                                   ________________________________________________

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXECUTION VERSION

To:	INHIBITOR THERAPEUTICS, INC.
3014 West Palmira Ave Suite 302
Tampa, Florida 33629

ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase ___________________Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $________________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

(Print Name, Address and Social Security or Tax Identification Number)

Signature Page Follows

Dated: ______________________________

Name: ______________________________

(Print)

Address:

(Signature)

(Signature Guarantee)

(Signature Guarantee)

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